UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

OPNET TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30931	52-1483235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue

Bethesda, MD 20814

(Address of principal executive offices, including zip code)

(240) 497-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously reported, on October 28, 2012, Riverbed Technology, Inc. (“Riverbed”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among OPNET Technologies, Inc. (“OPNET”), Octagon Acquisition Corp., a wholly owned subsidiary of Riverbed (“Acquisition Sub”) and Riverbed, pursuant to which Acquisition Sub, on the terms and subject to the conditions thereof, commenced an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of OPNET (“OPNET Common Stock”) in exchange for consideration, per share of OPNET Common Stock, comprised of: (i) $36.55, net to the seller in cash (the “Cash Consideration”); and (ii) 0.2774 of a share of Riverbed common stock, par value $0.0001 (the “Stock Consideration” and, together with the Cash Consideration, the “Offer Price”), without interest and subject to any tax withholding.

On December 18, 2012, Acquisition Sub and certain of its affiliates announced the completion of the Offer. Also on December 18, 2012, because Riverbed then owned more than 90% of the outstanding OPNET Common Stock, in accordance with the Merger Agreement and as permitted by applicable law, Acquisition Sub merged with and into OPNET (the “Merger”). At the effective time of the Merger (the “Effective Time”): (i) OPNET became the surviving corporation in the Merger and a wholly-owned subsidiary of Riverbed; and (ii) each outstanding share of OPNET Common Stock (except for: (A) shares of OPNET Common Stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which were cancelled, retired and now cease to exist; and (B) shares of OPNET Common Stock held by OPNET stockholders who properly preserved their appraisal rights, if any, under Delaware law) were converted into the right to receive the same consideration as the Offer Price for each share of OPNET Common Stock in the Offer, subject to appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”). Following the Effective Time, the OPNET Common Stock was delisted from the NASDAQ Global Select Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following such deregistration, OPNET will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the OPNET Common Stock.

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2012, in connection with the Offer, Riverbed entered into a credit agreement for a $575,000,000 senior secured term loan facility (the “Senior Credit Facility”) with certain lenders, Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Bank USA, as syndication agent, Morgan Stanley & Co. LLC, as collateral agent, Bank of America, N.A., as documentation agent, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA as joint lead arrangers and joint bookrunners, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger.

In connection with Riverbed’s entering into the credit agreement governing the Senior Credit Facility, on December 18, 2012, OPNET, upon becoming a wholly-owned subsidiary of Riverbed, entered into a Guarantee and Collateral Agreement, dated December 18, 2012, pursuant to which OPNET agreed to guarantee, and grant a security interest to secure, the obligations of Riverbed under the Senior Credit Facility.

The credit agreement governing the Senior Credit Facility contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of OPNET, as a restricted subsidiary of Riverbed, to:

•	incur additional indebtedness;

•	make investments, acquisitions, loans and advances;

•	engage in transactions with affiliates;

•	sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries;

•	alter the business it conducts;

•	consolidate, merge, liquidate or dissolve;

•	grant liens;

•	effect certain amendments to organizational documents; and

•	make prepayments on certain subordinated debt.

In addition to the foregoing negative covenants, the credit documents governing the Senior Credit Facility also contain certain customary representations and warranties, affirmative covenants and events of default.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2012, in connection with the Merger, OPNET notified the NASDAQ Stock Market LLC (“Nasdaq”) of its intent to remove its OPNET Common Stock from listing on the NASDAQ Global Select Market and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the OPNET Common Stock, which Nasdaq filed on such date. OPNET intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the OPNET Common Stock and the suspension of OPNET’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02. Unregistered Sale of Equity Securities.

As contemplated by the Merger Agreement, on December 18, 2012, Acquisition Sub exercised its top-up option (the “Top-Up Option”) to purchase additional OPNET Common Stock, and OPNET issued 11,396,173 shares of OPNET Common Stock (the “Top-Up Shares”) to Acquisition Sub, at a price of $41.53 per Top-Up Share. Acquisition Sub purchased the Top-Up Shares by: (i) paying in cash, by wire transfer of immediately available funds, an amount equal to the aggregate par value of the Top-Up Shares; and (ii) executing and delivering to OPNET a full recourse promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash pursuant to the preceding clause “(i).” The Top-Up Shares, when added to the number of OPNET Common Stock directly or indirectly owned by Riverbed and Acquisition Sub at the time of exercise of the Top-Up Option, represented more than 90% of the OPNET Common Stock outstanding immediately after the issuance of the Top-Up Shares, which permitted Acquisition Sub to effect the Merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding share of OPNET Common Stock (except for: (A) shares of OPNET Common Stock held by OPNET (or in OPNET’s treasury), Riverbed, Acquisition Sub or any other wholly-owned subsidiary of Riverbed, which were cancelled, retired and now cease to exist; and (B) shares of OPNET Common Stock held by OPNET stockholders who properly preserved their appraisal rights, if any, under Delaware law) were converted into the right to receive the same consideration as the Offer Price for each share of OPNET Common Stock, subject to appraisal rights in accordance with Section 262 of the DGCL.

Item 5.01. Changes in Control of Registrant.

As a result of the acceptance of OPNET Common Stock in the Offer on December 18, 2012, a change of control of OPNET occurred. Upon the effectiveness of the Merger, OPNET became a direct wholly owned subsidiary of Riverbed. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the cash consideration payable in connection with the change of control transaction was approximately $850,000,000. Riverbed funded the Offer and the Merger through existing cash and borrowings under the Senior Credit Facility described in Item 1.01 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each member of OPNET’s board of directors prior to the Merger voluntarily resigned from OPNET’s board of directors effective as of the Effective Time. On December 18, 2012, each of Jerry M. Kennelly and Randy S. Gottfried became the sole members of OPNET’s board of directors following the Effective Time.

In connection with the Merger and as contemplated by the Merger Agreement, each executive officer of OPNET prior to the Merger voluntarily resigned from his or her position as an executive officer at OPNET effective as of the Effective Time. On December 18, 2012, Jerry M. Kennelly was appointed Chief Executive Officer, President and Secretary of OPNET, Randy S. Gottfried was appointed Chief Financial Officer, Chief Operating Officer and Treasurer of OPNET, and Brett A. Nissenberg was appointed Senior Vice President and General Counsel of OPNET.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, following the Effective Time, OPNET’s amended and restated certificate of incorporation in effect immediately prior to the Effective Time was amended and restated (the “Amended and Restated Charter”) to be in the form of the certificate of incorporation of Acquisition Sub. In addition, following the Effective Time, OPNET’s amended and restated bylaws in effect immediately prior to the Effective Time were amended and restated (the “Amended and Restated Bylaws”) to be in the form of the bylaws of Acquisition Sub.

Copies of the Amended and Restated Charter and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of OPNET Technologies, Inc.

3.2	Amended and Restated Bylaws of OPNET Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012		OPNET Technologies, Inc.

	By:	/s/ Brett A. Nissenberg
Brett A. Nissenberg
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of OPNET Technologies, Inc.

3.2	Amended and Restated Bylaws of OPNET Technologies, Inc.